UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 9, 2018

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Chief Executive Officer and President; Appointment of Director

On March 9, 2018, Debra L. Reed, chairman, president and chief executive officer of Sempra Energy (“Sempra” or the “Company”) announced that she will retire as president and chief executive officer of the Company effective May 1, 2018 and will remain as chairman and as a member of the Board of Directors of the Company (the “Board”) until December 1, 2018, at which point she will retire from the Company. Also on March 9, 2018, the Board appointed J. Walker Martin, 56, as chief executive officer of the Company and Joseph A. Householder, 62, as president of the Company, in each case effective May 1, 2018. On March 9, 2018, the Board increased the authorized number of directors comprising the Board from 13 to 14 and appointed Mr. Martin as a director of the Company, in each case with such actions to become effective on May 1, 2018. Mr. Martin is expected to become a member of the Executive Committee of the Board. The Board determined that Mr. Householder will cease serving in his current office as the corporate group president - infrastructure businesses of Sempra and that Mr. Martin will cease serving in his current office as executive vice president and chief financial officer of Sempra, in each case effective May 1, 2018.

Chief Executive Officer and Director

Mr. Martin has served as executive vice president and chief financial officer of the Company since January 2017. Previously, Mr. Martin served as the chief executive officer and a director of San Diego Gas & Electric (“SDG&E”), a wholly owned subsidiary of Sempra, from January 2014 to December 2016, the chairman of SDG&E from November 2015 to December 2016 and the president of SDG&E from October 2015 to December 2016. From 2010 to 2013, Mr. Martin served as the president and chief executive officer of Sempra U.S. Gas & Power, a business unit of Sempra (“USGP”), and USGP’s predecessor organization, Sempra Generation. Mr. Martin is currently a director of SDG&E, Southern California Gas Company (“SoCalGas”), a subsidiary of Sempra, and Oncor Electric Delivery Company LLC, of which Sempra indirectly owns approximately 80%.

Mr. Martin’s position as chief executive officer of Sempra overseeing the management of all aspects of its business, his performance and leadership in previous senior executive positions at Sempra, his experience as an employee of the Company and its subsidiaries for more than 13 years and his broad understanding of the energy industry, make Mr. Martin a valuable addition to the Board.

In connection with his appointment as the Company’s chief executive officer, Mr. Martin’s annual salary will be increased to $1,100,000.  Mr. Martin’s target bonus will be increased to 115% of his annual salary, with his annual bonus opportunity generally ranging from 0% of his target bonus for performance at the threshold level to 200% of his target bonus for performance at the maximum level. An incremental award under the Sempra Energy 2013 Long-Term Incentive Plan of restricted stock units (including dividend equivalent rights) with a grant date value of $2,700,000 was granted to Mr. Martin with an effective grant date of May 1, 2018. These units vest over two years with 50% of the units vesting on the first anniversary of the date of grant and the remainder vesting on the second anniversary of the date of grant. Mr. Martin’s current target for future annual long-term incentive awards will be increased to 425% of his annual salary.  The Compensation Committee also approved the amendment and restatement of Mr. Martin’s severance pay agreement, as described below under the heading “President and Chief Executive Officer Severance Pay Agreements.” The compensation-related changes described above are all effective May 1, 2018.

Gwyn Bicker, sister-in-law of Mr. Martin, is a named partner in Bicker, Castillo & Fairbanks (the “Firm”), a firm that has performed public communications services for SDG&E. The Firm was engaged by SDG&E as part of a public communications effort. In 2017 and 2018, SDG&E’s contractual payments to the Firm are expected to be an aggregate of approximately $250,000, which includes (i) $97,100, representing SDG&E’s payments made under a contract entered into in May 2017 that expired on December 31, 2017, and (ii) payments made and to be made under a contract entered into as of March 1, 2018 that will expire on September 30, 2018.

President

In connection with his appointment as the Company’s president, Mr. Householder’s annual salary will be increased to $1,000,000. Mr. Householder’s target bonus will be increased to 100% of his annual salary, with his annual bonus opportunity generally ranging from 0% of his target bonus for performance at the threshold level to 200% of his target bonus for performance at the maximum level. An incremental award under the Sempra Energy 2013 Long-Term Incentive Plan of restricted stock units (including dividend equivalent rights) with a grant date value of $2,500,000 was granted to Mr. Householder with an effective grant date of May 1, 2018. These units vest over two years with 50% of the units vesting on the first anniversary of the date of grant and the remainder vesting on the second anniversary of the date of grant. Mr. Householder’s current target for future annual long-term incentive awards will be increased to 325% of his annual salary, which he will receive each year he is employed at the time such grants are made.  The Compensation Committee also approved the amendment and restatement of Mr. Householder’s severance pay agreement, as described below under the heading “President and Chief Executive Officer Severance Pay Agreements.” The compensation-related changes described above are all effective May 1, 2018.

Mr. Householder has served as corporate group president - infrastructure businesses since January 2017. Previously, from 2011 to 2016, Mr. Householder served as Sempra’s executive vice president and chief financial officer. From 2007 to 2011, Mr. Householder was senior vice president, controller and chief accounting officer, responsible for financial reporting, accounting and controls, and tax functions for the Sempra Energy companies. Mr. Householder serves on the board of directors of Advanced Micro Devices and is a member of the American Institute of Certified Public Accountants and the State Bar of California. Mr. Householder was a director of SDG&E and SoCalGas within the last five years.

President and Chief Executive Officer Severance Pay Agreements

In connection with Mr. Martin’s appointment as chief executive officer of the Company and Mr. Householder’s appointment as president of the Company (each, an “Executive”), the Compensation Committee approved an amendment and restatement of each of their respective severance pay agreements, effective as of May 1, 2018 (the “Severance Agreements”).

The Severance Agreements each have an effective date in the first quarter of 2017 and have an initial three-year term. Beginning on the second anniversary of the effective date and each anniversary of the effective date thereafter, the agreements are subject to automatic one-year extensions, unless the Company or the Executive elects not to extend the term by providing at least 90 days advance notice.  If the Company gives written notice of termination to the Executive less than two years after a “Change in Control” (as defined in the Severance Agreements) or at a time when the Company is party to an agreement that would, if consummated, result in a Change in Control, the term of the Severance Agreement would be automatically extended until the later of (i) the date that is one year after the anniversary of the effective date that follows such written notice, or (ii) the second anniversary of the date of the Change in Control.

The Severance Agreements provide severance benefits to each Executive in the event that the Company terminates his employment other than for “cause” (as defined in the Severance Agreement), death or disability, or if he resigns for “good reason” (as described below) (each, an “involuntary termination”).

In the event of the Executive’s involuntary termination prior to a Change in Control, his severance benefits would include:  (i) a lump sum cash severance payment equal to his annual base salary as in effect on the date of his termination, plus the greater of his “average annual bonus” (as described below) or his target annual bonus in effect on the date of his termination; (ii) continuation of health insurance benefits for a period of twelve months; (iii) outplacement services for a period of up to twenty-four months, subject to a $50,000 aggregate cap; (iv) financial planning services for a period of twenty-four months, subject to a $25,000 annual cap; (v) reimbursement of legal fees in connection with any disputes arising under the agreement relating to his involuntary termination or rights under the agreement; (vi) retention of all rights to equity-based compensation awards as set forth in the applicable plans and award agreements; and (vii) payment of accrued obligations.  The Executive must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

In the event of the Executive’s involuntary termination on or within two years after a Change in Control, his severance benefits would include:  (i) two times the lump sum cash severance payment noted above (with base salary and target annual bonus determined as of his termination date or immediately prior to the Change in Control, whichever is greater); (ii) an additional lump sum cash payment equal to the greater of the Executive’s “average annual bonus” or target annual bonus (determined as of the date of termination or immediately prior to the Change in Control, whichever is greater), in either case, multiplied by a proration fraction based on the number of days from the beginning of such fiscal year to and including the date of his termination of employment (the “Pro Rata Bonus”); (iii) all equity-based incentive compensation awards would immediately vest and become exercisable or payable and any restrictions on the awards would automatically lapse and, in the case of certain options, would have an extended post-termination exercise period; (iv) a supplemental retirement benefit equal to the present value of his benefits under the Company’s Supplemental Executive Retirement Plan, determined by crediting additional months of service equal to the number of full calendar months from the date of termination of employment until the date he would have attained age 62, and applying certain other factors and assumptions; (v) continuation of health insurance benefits for a period of twenty-four months; (vi) outplacement services for a period of up to thirty-six months, subject to a $50,000 aggregate cap; (vii) financial planning services for a period of thirty-six months, subject to a $25,000 annual cap; (viii) reimbursement of legal fees, as described above; and (ix) payment of accrued obligations. The enhanced benefits for involuntary termination on or within two years following a Change in Control shall also apply if the Executive’s termination of employment occurs prior to a Change in Control at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or otherwise arose in connection with or in anticipation of a Change in Control. The Executive must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

The Severance Agreements provide that if the Executive’s employment is terminated due to death or disability, whether before, on or after a Change in Control, the Executive will be entitled to any benefits to which he is entitled under the Company’s benefit plans generally as well as payment of the accrued obligations and the Pro Rata Bonus (subject, in the case of payment of the Pro Rata Bonus, to the Executive’s (or his estate’s) signing of an effective release of claims).

The Severance Agreements also provide that if the Executive agrees to provide consulting services for two years following termination, abide by certain restrictive covenants regarding non-solicitation of employees and information confidentiality, and execute a release of claims in favor of the Company, he would receive (i) an additional lump sum payment equal to his annual base salary as in effect on the date of his termination, plus the greater of his “average annual bonus” or his target annual bonus in effect on the date of his termination, and (ii) health insurance benefits for an additional one-year period.

The Severance Agreements do not provide for a Change in Control excise tax gross-up in connection with severance payments.  The Severance Agreements do, however, include a best pay limitation.  In the event that any payment or distribution to the Executive (whether under the Severance Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then any lump sum cash severance benefit payable to the Executive would be reduced by an amount equal to the greatest portion of such cash severance payment that, if paid, would result in no portion of any payment or distribution being subject to the excise tax.  However, the cash severance benefit would not be reduced if (i) the reduction in the cash severance payment is not sufficient to cause no portion of any payment or distribution to be subject to the excise tax, or (ii) the total amount of all payments and distributions that the Executive would retain, on a net after-tax basis, assuming the cash severance payment is not reduced, would equal or exceed 105% of the payments and distributions that the Executive would retain, on a net after-tax basis, assuming the cash severance payment is reduced.

The following definitions apply for purposes of the Severance Agreements:

“average annual bonus” generally is defined in the agreement as the average of the annual bonuses from the Company with respect to the three (3) fiscal years of the Company ending immediately preceding the date of his termination of employment.

“good reason” generally is defined in the agreement to include the assignment to duties materially inconsistent with those appropriate to a senior executive within the Company; a material reduction in his overall standing and responsibilities within the Company, but not including a mere change in title or transfer within the Company that, in both cases, does not adversely affect his overall status within the Company; a material reduction in his aggregate annualized compensation and benefit opportunities other than across-the-board reductions affecting all similarly situated executives of comparable rank; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the agreement or comply with material provisions of the agreement.  Following a Change in Control, “good reason” generally is defined to include an adverse change in his title, authority, duties, responsibilities or reporting lines; reduction in his aggregate annualized compensation opportunities other than across-the-board reductions of less than 10% similarly affecting all similarly situated executives of comparable rank; relocation of his principal place of employment by more than 30 miles or a substantial increase in business travel obligations; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the agreement, comply with material provisions of the agreement, or maintain material benefit plans (or the Executive’s participation therein) without an equitable alternative arrangement.

Special Post-Retirement Benefits for Ms. Reed

Ms. Reed has agreed to be available, as requested by the Company, to consult with senior executives and members of the Board following her retirement from the Company on December 1, 2018.

For a period of five years following her retirement, the Company will continue to provide Ms. Reed with the following benefits: her current supplemental medical insurance plan (or equivalent value) that provides additional coverage for qualified medical expenses for Ms. Reed and her dependents; and excess personal liability coverage consistent with the level of coverage provided prior to her retirement.  Also, for five years following her retirement, the Company will continue to match, on a dollar-for-dollar basis, her charitable contributions up to $25,000 per year.  Ms. Reed will continue to receive financial planning services during her lifetime.  These services will be provided to her estate for a period of two years following her death.  The aggregate cost to the Company of the foregoing items (excluding the charitable contribution benefit) is expected to be approximately $370,000.

The Company also agreed to provide Ms. Reed, on an occasional basis, (i) the services of an executive security specialist for personal and business driving and (ii) home computer support, in each case for a period of five years following her retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 11, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer